Exhibit 10.2

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture (this “Supplemental Indenture”), dated as of April 1, 2021, is by and between Energy Transfer LP, a Delaware limited partnership, as successor entity under the Indenture referred to below (in such capacity, the “Successor Entity”), and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, ETC Sunoco Holdings LLC (formerly Sunoco, Inc.), a Pennsylvania limited liability company (the “Sunoco”) and the Trustee have heretofore executed and delivered an indenture, dated as of May 15, 1994 (the “Base Indenture”);

WHEREAS, Energy Transfer Operating, L.P., a Delaware limited partnership (“ETO”) (formerly, Energy Transfer Partners, L.P. (“ETLP”)) became a co-obligor under the Indenture;

WHEREAS, ETLP assigned all or substantially all of its properties and assets to ETO pursuant to that certain Assignment Agreement dated as of December 1, 2017 by and between ETLP and ETO, and ETO assumed all of the Obligations under the Base Indenture;

WHEREAS, the following series of Debt Securities have been issued pursuant to the Base Indenture and are outstanding as of the date of this Supplemental Indenture: the 9.000% Senior Notes due 2024 (the “Notes”) issued under the Base Indenture, as supplemented by the First Supplemental Indenture thereto dated as of October 5, 2012, (the Base Indenture, as so supplemented by the First Supplemental Indenture and as further amended, supplemented or otherwise modified to date solely with respect to the Notes the “Indenture”);

WHEREAS, the Notes are the only series of securities outstanding under the Indenture;

WHEREAS, December 12, 2017, Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (“SXL”), fully and unconditionally guaranteed the payment obligations of ETO pursuant to that certain Third Supplemental Indenture;

WHEREAS, SXL merged into ETO and ETO merged (the “Merger”) with and into the Successor Entity pursuant to that certain Agreement and Plan of Merger dated April 1, 2021 by and between ETO and the Successor Entity;

WHEREAS, Section 10.01 of the Indenture provides that ETO may, among other things, merge with or into another Person if, among other things, the Person into which ETO has been merged expressly assumes ETO’s obligations under the Notes and the Indenture;

WHEREAS, Section 11.01(1) of the Indenture provides that, without the consent of any Holders, the Indenture may be amended to comply with Section 10.01;

WHEREAS, the Successor Entity desires and has requested the Trustee to join in entering into this Supplemental Indenture for the purpose of evidencing the assumption by the Successor Entity of ETO’s obligations to the Holders of the Notes under the Indenture;

WHEREAS, the Successor Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) the Merger complies with all conditions precedent provided in the Indenture, including the provisions of Article 10 in the Indenture, (ii) all conditions precedent provided in the Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with and (iii) the Merger and the Supplemental Indenture comply with the Indenture, are authorized or permitted by the terms of the Indenture, and are valid and binding upon the Successor Entity pursuant to the respective terms thereof;

WHEREAS, the Successor Entity has been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 11.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Successor Entity to make this Supplemental Indenture valid and binding on the Successor Entity have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

Section 1.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the applicable Indenture.

ARTICLE TWO

Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Successor Entity and the Trustee.

Section 2.02. ASSUMPTION OF OBLIGATIONS. The Successor Entity hereby expressly assumes the obligations of ETO under the Indenture and the Notes.

Section 2.04. NOTICES. All notices or other communications to the Successor Entity shall be given as provided in the Indenture addressed as follows:

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Attn: Ashton Hayse

ARTICLE THREE

Section 3.01. RATIFICATION OF THE INDENTURE; SUPPLEMENTAL INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Successor Entity and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Successor Entity, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.

Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Successor Entity and the Trustee assumes no responsibility for their correctness.

Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Successor Entity in this Supplemental Indenture shall bind its successors and assigns.

Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

SUCCESSOR ENTITY:

ENERGY TRANSFER LP

By:	LE GP, LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Co-Chief Executive Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alejandro Hoyos
Name:	Alejandro Hoyos
Title:	Vice President

Fourth Supplemental Indenture to

U.S. Bank Indenture